UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – July 20, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01               OTHER EVENTS.

The Bemis Company, Inc. (the “Company”) is filing this Current Report on Form 8-K in order to provide certain supplemental information regarding the Rio Tinto Alcan Packaging - Food Americas business of Rio Tinto Alcan Inc. (“Alcan Packaging”), which the Company agreed to acquire on July 5, 2009, and the combined company.

Alcan Packaging’s audited historical combined financial statements and related notes as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and period ended December 31, 2007; Alcan Packaging—Food Americas (a component of Alcan Inc.) audited financial statements for the period ended October 23, 2007 and the year ended December 31, 2006 and Alcan Packaging’s unaudited condensed combined financial statements as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 are attached hereto as Exhibits 99(a) and 99(b), respectively, and incorporated by reference herein.  In addition, the unaudited pro forma combined condensed balance sheet of the Company for the three months ended March 31, 2009 and unaudited pro forma combined condensed statements of income of the Company as of December 31, 2008 and for the three-months ended March 31, 2009, are attached hereto as Exhibit 99(c) and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
23(a)	Consent of independent auditors of Alcan Packaging.
99(a)

Alcan Packaging’s audited historical combined financial statements and related notes as of December 31, 2008 and 2007 and for the year ended December 31, 2008, the period ended December 31, 2007, the period ended October 23, 2007 and the year ended December 31, 2006.

99(b)	Alcan Packaging’s unaudited historical condensed combined financial statements and related notes as of March 31, 2009 and for the three months ended March 31, 2009 and 2008.
99(c)

Unaudited pro forma combined condensed balance sheets of the Company as of March 31, 2009 and unaudited pro forma combined condensed statements of income of the Company as of December 31, 2008 and for the three-months ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President		Stanley A. Jaffy, Vice President
	and Chief Financial Officer		and Controller

Date July 20, 2009		Date July 20, 2009